UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

THE GLIMPSE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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THE GLIMPSE GROUP, INC.

15 West 38th St., 12th Fl

New York, NY 10018

Notice of Annual Meeting of Stockholders

Date:	December 15, 2023
Time:	9:30 a.m. EST
Location:	15 West 38th St., 4th Fl New York, NY 10018
Record Date:	October 10, 2023

Proposals:

1.	Re-elect seven directors to the Board of Directors (the “Board”) of The Glimpse Group, Inc. (the “Company”) to serve on a classified board until their respective class term has run and their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To hold an advisory vote on executive compensation (the “Say-on-Pay Proposal”); and

3.	Ratify the appointment of Hoberman & Lesser CPA’s, LLP (“Hoberman”) as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2024.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO SERVE AS DIRECTORS IN THEIR DESIGNATED BOARD CLASSES SET FORTH IN PROPOSAL NO. 1, AND “FOR” PROPOSALS NO. 2, AND NO. 3.

Holders of record of the Company’s common stock at the close of business on October 13, 2023 (the “Record Date”) will be entitled to notice of, and to vote at the 2023 annual meeting of stockholders of the Company (the “Meeting”) and any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Even if you plan to attend the Meeting in person, it is strongly recommended that you complete the enclosed proxy card before the meeting date, to ensure that your shares will be represented at the Meeting if you are unable to attend.

A complete list of stockholders of record entitled to vote at the Meeting will be available for 10 days before the Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Meeting.

This notice and the enclosed proxy statement are first being mailed to stockholders on or about October 31,2023.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

Date:	October 31, 2023	By:	/s/ Lyron Bentovim
		Name:	Lyron Bentovim
		Title:	Chief Executive Officer (Principal Executive Officer)

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” ALL OF THE PROPOSALS LISTED ABOVE.

Important Notice Regarding the Availability of Proxy Materials

for the 2023 Annual Meeting of Stockholders to be held at 9:30 a.m. EST on

The Notice of the Annual Meeting of Stockholders, this proxy statement, and our Annual Report on Form 10-K for the period ended June 30, 2023 (the “Annual Report”) are available at https://ir.theglimpsegroup.com/filings/.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

In this proxy statement, we refer to The Glimpse Group, Inc. as the “Company,” “we,” “us,” or “our.”

This proxy statement describes the proposals on which our Board would like you, as a stockholder, to vote at the Meeting, which will take place on December 15, 2023 at 9:30 a.m., EST, at 15 West 38th St., 4th Fl, New York, NY 10018.

Stockholders are being asked to consider and vote upon proposals to (i) re-elect nine directors to the Board to serve on a classified board until their respective class term has run and their successors are duly elected and qualified or until their earlier resignation or removal, (ii) provide an advisory vote on executive compensation (the “Say-on-Pay Proposal”); and (iii) ratify the appointment of Hoberman & Lesser CPA’s, LLP (“Hoberman”) as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

This proxy statement also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement.

Who can vote at the Meeting?

Stockholders who owned shares of our common stock on the Record Date may attend and vote at the Meeting. There were 16,619,905 shares of common stock outstanding on the Record Date  . All shares of common stock shall have one vote per share. Information about the stockholdings of our directors, executive officers, and significant stockholders is contained in the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 20 of this proxy statement.

What is the proxy card?

The card enables you to appoint each of Lyron Bentovim and Maydan Rothblum, each acting alone, as your representative at the Meeting. By completing and returning the proxy card, you are authorizing this person to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is strongly recommended to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxy will vote your shares, under your proxy, according to his best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” each of the nominees to serve as directors in their designated Board classes set forth in proposal No. 1, and “FOR” proposals No. 2 and No.3.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Certain of our stockholders hold their shares in an account at a brokerage firm, bank, or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record/Registered Stockholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, ClearTrust, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date, and sign the enclosed proxy card to ensure that your vote is counted.

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Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank, or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank, or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

What are broker non-votes?

Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. The proposed ratification of the appointment of Hoberman as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024 is considered a “routine” matter. Accordingly, brokers are entitled to vote uninstructed shares only with respect to the ratification of the appointment of Hoberman as our independent registered public accounting firm.

If my bank, broker or other nominee holds my shares in “street name,” will such party vote my shares for me?

For all “non-routine” matters, not without your direction. Your broker, bank or other nominee will be permitted to vote your shares on any “non-routine” proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals to be voted upon by our stockholders described in this proxy statement, except for the ratification of the appointment of our independent registered public accounting firm, are “non-routine” matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. The proposed ratification of the appointment of Hoberman as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024 is considered a “routine” matter. Accordingly, brokers, banks and other nominees are entitled to vote uninstructed shares only with respect to the ratification of the appointment of Hoberman as our independent registered public accounting firm. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

How do I vote my shares if I hold my shares in “street name” through a bank, broker or other nominee?

If you hold your shares as a beneficial owner through a bank, broker or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. You must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the Meeting.

How do I vote?

If you were a stockholder of record of the Company’s common stock on the Record Date, you may vote in person at the Meeting or by submitting a proxy. Each share of common stock that you own in your name entitles you to one vote, in each case, on the applicable proposals.

(1)	You may submit your proxy by mail. You may submit your proxy by mail by completing, signing, and dating your proxy card and returning it in the enclosed, postage-paid, and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

●	as you instruct, and

●	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

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We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Broadridge, Inc.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	FOR each nominees to serve as directors in their designated Board classes;

●	FOR passing an advisory vote on executive compensation; and

●	FOR the selection of Hoberman as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

●	According to the best judgment of Maydan Rothblum, the Company’s Chief Financial Officer and Chief Operating Officer, if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2)	You may vote in person at the Meeting. We will pass out written ballots to any stockholder of record who wants to vote at the Meeting.

(3)	You may vote online. You may use the website www.proxyvote.com to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., EST, December 14, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

(4)	You may vote via mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

(5)	You may vote via fax. You may fax your signed voting card to +1-800-690-6903.

What happens if I abstain?

If you abstain, whether by proxy or in person at the Meeting, or if you instruct your broker, bank or other nominee to abstain your abstention will not be counted for or against the proposals, but will be counted as “present” at the Meeting in determining whether or not a quorum exists.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card, and then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible, so your shares may be represented at the Meeting.

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May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

●	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it to the Secretary before the polls close at the Meeting; or

●	attending the Meeting and voting in person.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the stockholder desires to vote on a proposal will be voted in favor of each director and proposal presented to the stockholders.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

What vote is required to re-elect the director nominees as directors of the Company?

The re-election of each nominee for director requires the affirmative vote of a majority of the voting power of the shares of capital stock of the Company present in person or represented by proxy at the Meeting and voting thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the Meeting and voting thereon.

How many votes are required to approve the executive compensation?

The proposal to approve executive compensation requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of common stock entitled to vote.

How many votes are required to appoint Hoberman as the Company’s independent registered public accounting firm for fiscal year ending June 30, 2024?

The proposal to appoint Hoberman to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2024 requires the affirmative vote of a majority of the voting power of the shares of capital stock of the Company present in person or represented by proxy at the Meeting and voting thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the Meeting and voting thereon.

Is my vote kept confidential?

Proxies, ballots, and voting tabulations identifying stockholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and also file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) reporting the voting results.

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Who can help answer my questions?

You can contact the Company’s CFO & COO, Maydan Rothblum, at (917) 292-2685 or via email maydan@theglimpsegroup.com or by sending a letter to the offices of the Company at 15 West 38th St., 12th Fl, New York, NY 10018, with any questions about proposals described in this proxy statement or how to execute your vote.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

We are furnishing this proxy statement to you, as a stockholder of The Glimpse Group, Inc., as part of the solicitation of proxies by our Board for use at the Meeting to be held on December 15, 2022, and any adjournment or postponement thereof. This proxy statement is first being furnished to stockholders on or about October 31, 2022. This proxy statement provides you with information you need to know to be able to vote or instruct your proxy how to vote at the Meeting.

Date, Time, and Place of the Meeting	The Meeting will be held on December 15, 2023, at 9:30 a.m., EST, at 15 West 38th St., 4th Fl, New York, NY 10018, or such other date, time, and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting	At the Meeting, the Company will ask stockholders to consider and vote upon the following proposals:

1.	Re-elect seven directors to the Board to serve on a classified board until their respective class term has run and their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To hold an advisory vote on executive compensation; and

3.	Ratify the appointment of Hoberman as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2024.

Record Date and Voting Power	Our Board fixed the close of business on October 13, 2023, as the record date for the determination of the outstanding shares of common stock entitled to notice of, and to vote on, the matters presented at the Meeting. As of the Record Date, there were 16,619,905 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

Quorum and Required Vote

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the meeting if the holders of one-third (33 1/3%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote at the Meeting is represented in person or by proxy. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

Proposal No. 1 (re-election of nine directors) requires the affirmative vote of a majority of the voting power of the shares of capital stock of the Company present in person or represented by proxy at the Meeting and voting thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and voting thereon. Abstentions and broker non-votes will have no effect on the re-election of directors; and

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Proposal No. 2 (ratification of Say-on-Pay Proposal) requires the affirmative vote of a majority of the voting power of the shares of capital stock of the Company present in person or represented by proxy at the Meeting and voting thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and voting thereon. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 3 (ratification of appointment of Hoberman to serve as our independent registered public accounting firm for fiscal year ending June 30, 2023) requires the affirmative vote of a majority of the voting power of the shares of capital stock of the Company present in person or represented by proxy at the Meeting and voting thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and voting thereon.

Revocability of Proxies	Any proxy may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (A) sending to our Secretary, at The Glimpse Group, Inc., 15 West 38th St., 12th Fl, New York, NY 10018, either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (B) by attending the Meeting and voting in person.

Proxy Solicitation Costs	The cost of preparing, assembling, printing, and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting, will be borne by the Company. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram, and personal solicitation by officers, directors, and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal	None of Nevada law, our Certificate of Incorporation, or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Meeting. Accordingly, our stockholders will have no right to dissent on any of the proposals presented at the Meeting.

Who Can Answer Your Questions about Voting Your Shares	You can contact the Company’s CFO & COO, Maydan Rothblum, at (917) 292-2685 or via email maydan@theglimpsegroup.com or by sending a letter to the offices of the Company at 15 West 38th St., 12th Fl, New York, NY 10018, with any questions about proposals described in this proxy statement or how to execute your vote.

Principal Offices	The principal executive offices of our Company are located at 15 West 38th St., 12th Fl, New York, NY 10018. The Company’s telephone number is (917) 292-2685.

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PROPOSAL NO. 1 — RE-ELECTION OF DIRECTORS

Our Board is composed of nine members. In accordance with our articles of incorporation and in connection with this year’s Meeting, our Board is implementing a classified board of directors consisting of three classes with three directors per class, each serving staggered three-year terms, all of whom have been nominated by the Nominating and Corporate Governance Committee of our Board (the “Nominating Committee”) and approved by our Board to stand for re-election as directors of the Company. Unless such authority is withheld, proxies will be voted for the re-election of the persons named below, each of whom has been designated as a nominee. If, for any reason, any nominee/director becomes unavailable for re-election, the proxies will be voted for such substitute nominee(s) as the Board may propose.

At this year’s Meeting, all director nominees will stand for re-election to one of three classes with staggered three-year terms. Going forward, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. In connection with the year’s Meeting, our current directors were divided among three classes as follows:

●	The proposed Class I directors will be Ian Charles and Jeff Meisner, and their terms will continue until the 2024 annual meeting;
●	The proposed Class II directors will be Maydan Rothblum, Jeff Enslin and Alexander Ruckdaeschel, and their terms will continue until the 2025 annual meeting;
●	The proposed Class III directors will be Lem Amen and Lyron Bentovim and their terms will continue until the 2026 annual meeting.

Each director’s term will continue until the expiration of their respective class term and until the election and qualifications of their successor, or their earlier death, resignation or removal. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

We believe that the collective skills, experiences, and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value, and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experiences.

The director nominees recommended by the Board are as follows:

the board recommends the RE-election of these nominees to serve as directors in these Board classes:

Name	Class	Age	Position
Executive Officers
Lyron Bentovim	III	54	President, Chief Executive Officer and Chairman of the Board
Maydan Rothblum	II	50	Chief Operating Officer, Chief Financial Officer, Secretary, Treasurer, and Director
Jeff Meisner	I	62	Chief Revenue Officer and Director
Non-Executive Directors
Ian Charles	I	55	Independent Director and Chair of Audit Committee
Jeff Enslin	II	57	Independent Director and Chair of Governance Committee
Lemuel Amen	III	57	Independent Director and Chair of Strategy Committee
Alexander Ruckdaeschel	II	51	Independent Director and Chair of Compensation Committee

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Nominee Information

Lyron Bentovim has been President and Chief Executive Officer since he co-founded the Company in 2016. From July 2014 to August 2015, Mr. Bentovim was Chief Operating Officer and Chief Financial Officer of Top Image Systems, a Nasdaq-listed company. From March 2013 to July 2014, Mr. Bentovim served as Chief Operating Officer and Chief Financial Officer of NIT Health and Chief Operating Officer and Chief Financial Officer and Managing Director at Cabrillo Advisors. From August 2009 until July 2012, Mr. Bentovim served as the Chief Operating Officer and Chief Financial Officer of Sunrise Telecom, Inc. a Nasdaq-listed company. Prior to Sunrise Telecom, Inc., from January 2002 to July 2009, Mr. Bentovim was a Portfolio Manager for Skiritai Capital LLC, an investment advisor. Prior to Skiritai Capital LLC, Mr. Bentovim served as the President, Chief Operating Officer and co-founder of WebBrix, Inc. Mr. Bentovim serves on the board of directors of Manhattan Bridge Capital, a Nasdaq-listed company, and has served on the board of directors of the following publicly traded companies: Blue Sphere, RTW Inc., Ault, Inc., Top Image Systems Ltd., Three-Five Systems Inc., Sunrise Telecom Inc., and Argonaut Technologies Inc. Additionally, Mr. Bentovim was a Senior Engagement Manager with strategy consultancies USWeb/CKS, Mitchell Madison Group LLC and McKinsey & Company Inc. Mr. Bentovim has an MBA from Yale School of Management and a law degree from the Hebrew University, Israel.

Maydan Rothblum has been Chief Operating Officer and Chief Financial Officer since he co-founded the Company in 2016 and a member of our board of directors since July 2021. From 2004 to 2016, Mr. Rothblum served as the co-founder, Managing Director and Chief Operating Officer of Sigma Capital Partners, a middle-market private equity firm focused on making negotiated investments directly onto the balance sheets of, primarily, small-to-mid sized publicly traded technology companies. In addition to his role as principal investor, Mr. Rothblum oversaw the fund’s portfolio, managed the fund’s day-to-day operations and financial reporting. Prior to working at Sigma Capital Partners, Mr. Rothblum held positions at Apax Partners, a global private equity fund, and Booz, Allen & Hamilton, a global strategic consultancy. Additionally, Mr. Rothblum served as an Engineer for the Israel Defense Forces. Mr. Rothblum holds an MBA from Columbia Business School and a BS in Industrial Engineering and Management from the Technion - Israel Institute of Technology.

Jeff Meisner has been Chief Revenue Officer and a member of our board of directors since February 2022. Mr. Meisner is the General Manager of Sector 5 Digital, LLC a wholly owned subsidiary of the Company. From 2014 to 2022, Mr. Meisner was the CEO of S5D, an immersive technology company focused on creating innovative Virtual Reality, Augmented Reality, and other digital experiences, which was acquired by the Company, as described above. From 2001 to 2019, Mr. Meisner was Chief Executive Officer and founder of Skyline Sector 5, an experiential marketing company focused on the trade show and event industry. Prior to 2001, Mr. Meisner held various business development, operations and executive roles for a number of technology companies. Additionally, Mr. Meisner currently serves on the Board of Directors of Cristo Rey Fort Worth, a non-profit college preparatory high school for economically disadvantaged youth. Mr. Meisner holds a BASc. in Electrical Engineering from The University of Waterloo in Ontario, Canada.

Ian Charles has served as a member of our board of directors since January 2022 and as the Chair of the Company’s Audit Committee since January 2022. Mr. Charles has approximately 25 years of executive leadership experience in technology, public markets, mergers and acquisitions, and multinational operations. Since 2022, Mr. Charles has served as the Chief Financial Officer of Filevine, a provider of legal SaaS solutions. From 2019 to 2021, Mr. Charles served as the Chief Financial Officer of Scoop Technologies, Inc., a workplace management software provider. From 2014 to 2019, Mr. Charles served as the Chief Financial Officer of Planful (formerly Host Analytics), a financial planning and analysis platform that provides financial planning, consolidation, reporting and analytics.

Jeff Enslin has served as a member our board of directors since July 2018 and as the Chair of the Company’s Governance Committee since January 2022. Mr. Enslin was previously the Chair of the Company’s Audit Committee from 2018 to 2021. From 1995 to 2018, Mr. Enslin was a senior partner and senior portfolio manager at Caxton Associates LP, a macro-focused hedge fund. Mr. Enslin is the founder and managing member of Perimetre Capital LLC since 2018, where he actively manages a wide portfolio of early stage technology investments. Mr. Enslin has served on the Investment Committees at Lehigh University (2010 to 2019) and the Peddie School (2010 to present, Advisory Trustee). Mr. Enslin is an active mentor at both Creative Destruction Labs and Endless Frontier Labs. Mr. Enslin received his MBA in finance and international business from New York University’s Stern School of Business and his B.S. in Finance from Lehigh University.

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Lemuel Amen has served as a member of our board of directors since May 2021 and as the Chair of the Company’s Strategy Committee since January 2022. Mr. Amen is the Founder and Chairman of Altius Manufacturing Group, LLC, an equity growth management firm, and has held senior executive positions and led global business units for Electronic Data Systems (EDS) and 3M. Mr. Amen has served on the board of directors for a privately held technology firm, AbeTech Inc., since 2009, and on the board of advisors of a privately held industrial firm, Diversified Chemical Technology, Inc., since 2018. Additionally, Mr. Amen is an experienced board governance professional serving high-growth technology, industrial services, and application software firms. Prior board governance service positions include: Chairman of the board of directors for Viking Engineering and Development Inc. (2011 to 2017); board director and operating committee member for Bauer Welding & Metal Fabricators, Inc. (2013 to 2016); and board President and lead director for HighJump Software, Inc. (2005 to 2008). Mr. Amen served as Chairman for the Federal Reserve Bank of Minneapolis, Ninth District Advisory Council from 2012 to 2015. Additional governance and board director service post includes: University of Michigan – Dearborn, College of Business, Board of Advisors (2019 to present); State of Minnesota Governor’s Workforce Development Council (2016 to 2019); Ordway Center for the Performing Arts (2015 to 2018); Junior Achievement Worldwide Inc., Global Board of Directors (2003 to 2008); and Northwestern University, McCormick School of Engineering & Computer Science, Industrial Advisory Board (2000 to 2006). Mr. Amen earned his M.S. in Civil and Environmental Engineering from Northwestern University, and his B.S. in Mechanical Engineering at California State University-Northridge.

Alexander Ruckdaeschel has served as a member of our board of directors since July 2021 and as the Chair of the Company’s Compensation Committee since January 2022. Mr. Ruckdaeschel has worked in the financial industry for over 20 years in the U.S. and Europe as a co-founder, partner and senior executive. Since 2012 and until recently, he served on the board of directors of Vuzix, a Nasdaq listed company and a leading supplier of smart glasses and AR technology products and services and was the Chairman of Vuzix’s compensation committee. Mr. Ruckdaeschel co-founded Herakles Capital Management and AMK Capital Advisors in 2008. He was also a partner with Alpha Plus Advisors and Nanostart AG, where he was the head of their U.S. group. Mr. Ruckdaeschel has significant experience in startup operations as the manager of DAC Nanotech-Fund and Biotech-Fund, and sits on several boards. Following service in the German military, Mr. Ruckdaeschel was a research assistant at Dunmore Management focusing on intrinsic value and identifying firms that were undervalued and had global scale potential.

Corporate Governance Practices and Policies

Board and Committee Independence

The Board determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board must also affirmatively determine that, in its opinion, each director has no relationship that would interfere with the directors’ exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board will consider all relevant facts and circumstances in determining whether a director is independent. There are no family relationships among any of our directors and executive officers. The Board has determined that the following nominees satisfy the independence requirements of Nasdaq: Ian Charles, Jeff Enslin, Lemuel Amen and Alexander Ruckdaeschel.

Board Committees and Meetings

The Board held five meetings during fiscal year 2023. No director attended fewer than 75% of the aggregate number of all meetings of the Board and committees on which he or she served during fiscal year 2023. The Company expects the directors to attend the Meeting either in person or by conference call.

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Board Committees

The Board has created four standing committees: an Audit Committee, a Compensation Committee, Strategy Committee and a Nominating and Corporate Governance Committee. The Board has adopted a formal, written charter for each of the committees under which each committee operates. The charters can be found in the Corporate Governance section of the Investor Relations tab on the Company’s website at https://ir.theglimpsegroup.com/corpgov/. As a matter of routine corporate governance, each committee intends to review its charter and practices on an annual basis to determine whether its charter and practices are consistent with listing standards of Nasdaq.

Committee Composition

Director	Audit Committee	Compensation Committee	Nominating Committee	Strategy Committee
Sharon Rawlings*		(1)
Ian Charles	(1) (2)		(1)
Jeff Enslin	(1)	(1)	(1) (2)	(1)
Lemuel Amen**	(1)			(1) (2)
Alexander Ruckdaeschel		(1) (2)	(1)	(1)

(1)	Committee member.

(2)	Committee chair.

* Mrs. Rawlings has notified the Board that she will not be seeking re-election at the Annual Meeting and will continue to serve until the expiration of her term.

** Mr. Amen, upon Mrs. Rawlings departure, will assume a position on the compensation committee upon re-election.

Audit Committee

Upon re-election, Ian Charles, Lemuel Amen, and Jeff Enslin will be members of our Audit Committee of the Board (the “Audit Committee”) for fiscal year 2024, where Ian Charles shall continue to serve as the chairman. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by Nasdaq as such standards apply specifically to members of Audit Committees.

The primary purpose of our audit committee is to provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders and others relating to (1) the integrity of the Company’s financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the Company’s compliance with legal and regulatory requirements, and (4) the independent auditor’s qualifications and independence. Specific responsibilities of our audit committee include:

●	Reviewing and reassessing the charter at least annually and obtaining the approval of the board of directors;

●	Reviewing and discussing quarterly and annual audited financial statements;

●	Discussing the Company’s policies on risk assessment and risk management;

●	Discussing with the independent auditor the overall scope and plans for their audit, including the adequacy of staffing and budget or compensation; and

●	Reviewing and approving related party transactions;

Our Audit Committee previously operated under a written charter, adopted by our board of directors on November 21, 2018. On April 14, 2021, the Board approved the adoption of our Amended and Restated Audit Committee Charter. Our Audit Committee now operates under the Amended and Restated Audit Committee Charter. Our Audit Committee will review and reassess the adequacy of the written charter on an annual basis.

The Audit Committee held four meetings in fiscal year 2023.

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Compensation Committee

Upon re-election, Alexander Ruckdaeschel Lemuel Amen and Jeff Enslin will be members of our Compensation Committee of the Board (the “Compensation Committee”) and Mr. Alexander Ruckdaeschel shall serve as the chairman. The Board has affirmatively determined that each member of the Compensation Committee meets the additional independence criteria applicable to compensation committee members under Nasdaq and SEC rules.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors with respect to all forms of compensation for the Company’s executive officers and to administer the Company’s equity incentive plan for employees. Specific responsibilities of our compensation committee include:

●	Reviewing and overseeing the Company’s overall compensation philosophy, and overseeing the development and implementation of compensation programs aligned with the Company’s business strategy;

●	Determining the form and amount of compensation to be paid or awarded to the Chief Executive Officer (“CEO”) and all other executive officers of the Company;

●	Annually reviewing and approving all matters related to CEO compensation;

●	Reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and

●	Reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our Compensation Committee previously operated under a written charter, adopted by our board of directors on November 21, 2018. On April 14, 2021, the Board approved the adoption of our Amended and Restated Compensation Committee Charter. Our Compensation Committee now operates under the Amended and Restated Compensation Committee Charter. Our Compensation Committee will review and reassess the adequacy of the written charter on an annual basis.

The Compensation Committee held eight meetings in fiscal year 2023.

Nominating and Corporate Governance Committee

Upon re-election, Jeff Enslin, Alexander Ruckdaeschel and Ian Charles will be the members of our Nominating Committee, where Mr. Jeff Enslin shall serve as the chairman. he Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying individuals qualified to become board members;

●	recommending to our board of directors the persons to be nominated for election or appointed as directors and to each board committee;

●	reviewing and recommending to our board of directors corporate governance principles, procedures and practices, and reviewing and recommending to our board of directors proposed changes to our corporate governance principles, procedures and practices from time to time; and

●	reviewing and making recommendations to our board of directors with respect to the composition, size and needs of our board of directors.

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Our Nominating and Corporate Governance Committee operates under a written charter, adopted by our board of directors on April 14, 2021. Our Nominating and Corporate Governance Committee will review and reassess the adequacy of the written charter on an annual basis.

The Nominating and Corporate Governance Committee held two meetings in fiscal year 2023.

Strategy Committee

Upon re-election, Lem Amen, Alexander Ruckdaeschel, Jeff Enslin and Lyron Bentovim will be the members of our Strategy Committee, where Mr. Lem Amen shall serve as the chairman. The Strategy Committee’s responsibilities include:

●	identifying strategic trends within the Company and industry

●	analyzing the potential strategic impact of various financial, operational, technological and M&A alternatives

●	reviewing and making recommendations to our board of directors with respect to the Company’s strategic directions

The Strategy Committee held four meetings in fiscal year 2023.

The table below provides certain highlights of the diversity characteristics of our directors:

Board Diversity Matrix (As of October 13, 2023)

Total Number of Directors - 9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8

Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1*	7*
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

* The diversity matrix set forth herein is expected to change after the results of the 2023 annual meeting and is only representative of the Board’s make up as of October 13, 2023.

Board Role in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the Board, including with respect to cybersecurity risks. The Audit Committee receives reports from management on at least a quarterly basis regarding management’s assessment of risks to the Company.

In addition, the Audit Committee reports regularly to our Board, which also monitors our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies, while our management team coordinates responses to day-to-day risks.

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Code of Conduct and Ethics

We have adopted a code of conduct and ethics (the “Code of Ethics”) applicable to our directors, officers, and employees in accordance with applicable federal securities laws and Nasdaq rules. The Code of Ethics is publicly available in the Corporate Governance section of the Investor Relations tab on the Company’s website at https://ir.theglimpsegroup.com/corpgov/. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer, and principal accounting officer, or persons performing similar functions, on our website.

Family Relationships

There are no family relationships between or among the director nominees or other executive officers of the Company.

Legal Proceedings Involving Officers and Directors

To the knowledge of the Company after reasonable inquiry, no director nominee or executive officers during the past 10 years, or any promoter who was a promoter at any time during the past five fiscal years, has (1) been subject to a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent, or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; (2) been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings, and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws; (4) been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity; (5) been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; (6) been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; (7) been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any Federal or State securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (8) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act” (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

There are no material pending legal proceedings to which any of the individuals listed above is party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

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Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Director Compensation

Because we are still in the development stage, our directors do not receive any cash compensation other than reimbursement for expenses incurred during the performance of their duties or their separate duties as officers of the Company.

The following table sets forth information concerning equity-based compensation for the fiscal year ending June 30, 2023 of our directors serving at such time who are not also named executive officers.

Name	Fiscal Year	Fees Earned ($)	Option Options (1)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Sharon Rowlands	2023		$100,000			$100,000

Jeffrey Enslin	2023		$100,000			$100,000

Lemuel Amen	2023		$100,000			$100,000

Alexander Ruckdaeschel	2023		$100,000			$100,000

Ian Charles	2023		$100,000			$100,000

(1)	The amounts disclosed represent the approximate aggregate grant date fair value of stock options granted to our named directors during Fiscal Year 2023 under the 2016 The Glimpse Group Incentive Plan. The assumptions used to compute the fair value are disclosed in Note 10 to our audited financial statements for Fiscal Year 2023. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the named director upon the vesting of the stock options, the exercise of the stock options, or the sale of common stock acquired under such stock options.

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Executive Officers
Lyron Bentovim	54	President, Chief Executive Officer and Chairman of the Board
Maydan Rothblum	50	Chief Operating Officer, Chief Financial Officer, Secretary, Treasurer, and Director
D.J. Smith	47	Chief Creative Officer and Director
Jeff Meisner	62	Chief Revenue Officer and Director
Tyler Gates	36	Chief Futurist Officer and Board Observer

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Lyron Bentovim has been President and Chief Executive Officer since he co-founded the Company in 2016. From July 2014 to August 2015, Mr. Bentovim was Chief Operating Officer and Chief Financial Officer of Top Image Systems, a Nasdaq-listed company. From March 2013 to July 2014, Mr. Bentovim served as Chief Operating Officer and Chief Financial Officer of NIT Health and Chief Operating Officer and Chief Financial Officer and Managing Director at Cabrillo Advisors. From August 2009 until July 2012, Mr. Bentovim served as the Chief Operating Officer and Chief Financial Officer of Sunrise Telecom, Inc. a Nasdaq-listed company. Prior to Sunrise Telecom, Inc., from January 2002 to July 2009, Mr. Bentovim was a Portfolio Manager for Skiritai Capital LLC, an investment advisor. Prior to Skiritai Capital LLC, Mr. Bentovim served as the President, Chief Operating Officer and co-founder of WebBrix, Inc. Mr. Bentovim serves on the board of directors of Manhattan Bridge Capital, a Nasdaq-listed company, and has served on the board of directors of the following publicly traded companies: Blue Sphere, RTW Inc., Ault, Inc., Top Image Systems Ltd., Three-Five Systems Inc., Sunrise Telecom Inc., and Argonaut Technologies Inc. Additionally, Mr. Bentovim was a Senior Engagement Manager with strategy consultancies USWeb/CKS, Mitchell Madison Group LLC and McKinsey & Company Inc. Mr. Bentovim has an MBA from Yale School of Management and a law degree from the Hebrew University, Israel.

Maydan Rothblum has been Chief Operating Officer and Chief Financial Officer since he co-founded the Company in 2016 and a member of our board of directors since July 2021. From 2004 to 2016, Mr. Rothblum served as the co-founder, Managing Director and Chief Operating Officer of Sigma Capital Partners, a middle-market private equity firm focused on making negotiated investments directly onto the balance sheets of, primarily, small-to-mid sized publicly traded technology companies. In addition to his role as principal investor, Mr. Rothblum oversaw the fund’s portfolio, managed the fund’s day-to-day operations and financial reporting. Prior to working at Sigma Capital Partners, Mr. Rothblum held positions at Apax Partners, a global private equity fund, and Booz, Allen & Hamilton, a global strategic consultancy. Additionally, Mr. Rothblum served as an Engineer for the Israel Defense Forces. Mr. Rothblum holds an MBA from Columbia Business School and a BS in Industrial Engineering and Management from the Technion - Israel Institute of Technology.

D.J. Smith has been the Chief Creative Officer since he co-founded the company in 2016. Since June 2016, Mr. Smith has served as the co-founder and Organizer of NYVR Meetup. Prior to co-founding the Company, Mr. Smith served as the Senior Project Manager at Avison Young, where he managed construction and real estate development projects. From April 2016 to August 2020, Mr. Smith was the Founder of VRTech Consulting LLC, which provided consulting for real estate development projects and virtual reality. Mr. Smith holds a B.S. in Civil Engineering from Pennsylvania State University.

Jeff Meisner has been Chief Revenue Officer and a member of our board of directors since February 2022. Mr. Meisner is the General Manager of Sector 5 Digital, LLC a wholly owned subsidiary of the Company. From 2014 to 2022, Mr. Meisner was the CEO of S5D, an immersive technology company focused on creating innovative Virtual Reality, Augmented Reality, and other digital experiences, which was acquired by the Company, as described above. From 2001 to 2019, Mr. Meisner was Chief Executive Officer and founder of Skyline Sector 5, an experiential marketing company focused on the trade show and event industry. Prior to 2001, Mr. Meisner held various business development, operations and executive roles for a number of technology companies. Additionally, Mr. Meisner currently serves on the Board of Directors of Cristo Rey Fort Worth, a non-profit college preparatory high school for economically disadvantaged youth. Mr. Meisner holds a BASc. in Electrical Engineering from The University of Waterloo in Ontario, Canada.

Tyler Gates, as of August 1, 2022, is the General Manager of Brightline Interactive, LLC (BLI), a wholly owned subsidiary of the Company and serves as the Company’s Chief Futurist Officer and as a non-voting Board Observer of the board of directors. Prior to the closing of the BLI acquisition, Mr. Gates was the Chief Executive Officer of BLI, and has been with BLI in several executive leadership roles since 2012. BLI focuses on interactive, spatial and immersive VR & AR technology solutions for training, simulation and brand experiences. Additionally, Mr. Gates has been the President of the VR/AR Association (VRARA) DC’s Chapter since its inception in 2017 and is the Host of VRARA’s Everything VR/AR Podcast. VRARA is a global industry association for VR/AR/MR with local chapters in major cities around the world. Mr. Gates holds a BA Degree in Corporate Communications and Interpersonal Psychology from Lenoir-Rhyne University.

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Executive Compensation

The following is a summary of the compensation we paid for each of the last three years ended June 30, 2023 and 2022, respectively, to our Executive Officers.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards ($) **	Option Award	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Lyron Bentovim	2023	$231,875	$-	51,255	$460,810	-	-	331	$744,271
President & CEO	2022	$257,500	$100,000	-	$-	-	-	8,417	$365,917

Maydan Rothblum	2023	$211,500	$-	36,360	$293,243	-	-	4,622	$545,724
CFO & COO	2022	$227,500	$75,000	-	$-	-	-	1,175	$303,675

David J Smith CCO	2023	189,000	$-	-	$101,418	-	-	1,120	$291,538
	2022	$205,000	$40,000	-	$-	-	-	1,188	$246,187

Jeff Meisner	2023	$198,000	$-	34,042	$-	-	-	4,602	$236,644
CRO*	2022	$91,667	$-	-	$-	-	-	-	$91,667

* Partial from February 1, 2022

Tyler Gates	2023	$175,583	$-	-	$18,058	-	-	3,601	$197,242
Chief Futurist Officer*

* Partial from August 1, 2022

*Represents stock-based compensation in lieu of reduced cash salary

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Pay vs. Performance Comparison

The following table sets forth information concerning the compensation of our principal executive officer, or “PEO,” and, on an average basis, the compensation of our other named executive officers, or “NEOs,” for each of the fiscal years ending June 30, 2023 and 2022, as such compensation relates to our financial performance for each such fiscal year.

Year	Summary compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed 100$ Investment Based on(5) Total Shareholder Return	Net Income (Loss)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$744,271	$326,327	$317,787	$232,298	$50.86	$(28,563,283.00)
2022	$365,917	$366,228	$213,843	$214,006	$56.86	$(5,966,287.00)

(1)	The dollar amounts reported are the amounts of total compensation reported for our CEO, Lyron Bentovim, in the Summary Compensation Table for fiscal years 2023 and 2022.
(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Bentovim during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See Table below for further information.
(3)	The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO, in the Summary Compensation Table for fiscal years 2023 and 2022.
(4)	The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our CEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO in the Summary Compensation Table for fiscal years 2023 and 2022, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year.
(5)	Reflects the cumulative shareholder return over the relevant fiscal year, computed in accordance with SEC rules, assuming an investment of $100 in our common shares at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the earliest applicable fiscal year (June 30, 2021) and the measurement end point of the closing price of our common stock on the last trading day in the applicable fiscal year. For FY 2023, the closing price of our common stock on June 30, 2022 was $3.98 and the closing price of our common stock on June 30, 2023 was $3.56. For FY 2022, the closing price of our common stock on July 1, 2021 (IPO price) was $7.00 and the closing price of our common stock on June 30, 2022 was $3.98.

Relationship between Pay versus Performance

Our “total shareholder return,” as set forth in the above table, during the two-year period ended June 30, 2023 decreased by 49% compared to a decrease in “compensation actually paid” to our CEO from $366,228 in FY 2022 to $326,327 in FY 2023 and an increase in average “compensation actually paid” to our non-CEO NEOs from $214,006 in FY 2022 to $232,298 in FY 2023. In addition, our net loss increased by 379%, from net loss of approximately $5.97 million in FY 2022 to a net loss of approximately $28.5 million in FY 2023 compared to the aforementioned changes in “compensation actually paid” to our CEO and non-CEO NEOs.

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Employment Agreements

Lyron Bentovim

On May 13, 2021, we entered into an executive employment agreement with Mr. Lyron Bentovim. Mr. Bentovim is one of our co-founders and has been the Company’s President and Chief Executive Officer since its inception. Mr. Bentovim’s employment agreement shall continue until terminated by either the Company or Mr. Bentovim. Pursuant to Mr. Bentovim’s employment agreement, as of the Company’s IPO on July 1, 2021, he received an annual base cash salary of $250,000, amended to $265,000 as of January 1, 2022. In addition, Mr. Bentovim will be eligible to receive performance bonuses as determined by the Compensation Committee.

Maydan Rothblum

On May 13, 2021, we entered into an executive employment agreement with Mr. Maydan Rothblum. Mr. Rothblum is one of our co-founders and has been the Company’s Chief Financial Officer and Chief Operating Officer since its inception. Mr. Rothblum’s employment agreement shall continue until terminated by either the Company or Mr. Rothblum. Pursuant to Mr. Rothblum’s employment agreement, as of the Company’s IPO on July 1, 2021 he received an annual cash base salary of $220,000, amended to $235,000 as of January 1, 2022. In addition, Mr. Rothblum will be eligible to receive performance bonuses as determined by the Compensation Committee.

David J. Smith

On May 13, 2021, we entered into an executive employment agreement with Mr. David J. Smith. Mr. Smith is one of our co-founders and has been the Company’s Chief Creative Officer since its inception. Mr. Smith’s employment agreement shall continue until terminated by either the Company or Mr. Smith. Pursuant to Mr. Smith’s employment agreement, as of the Company’s IPO on July 1, 2021, he received an annual cash base salary of $200,000, amended to $210,000 as of January 1, 2022. In addition, Mr. Smith will be eligible to receive performance bonuses as determined by the Compensation Committee.

Jeff Meisner

On February 1, 2022, we entered into an executive employment agreement pursuant to which Mr. Meisner, our Chief Revenue Officer, will receive a base annual salary of $220,000. In addition, Mr. Meisner will be eligible for performance bonuses in accordance with the terms and conditions of the employment agreement.

Tyler Gates

On August 1, 2022, in connection with Mr. Gates’ appointment as Chief Futurist Officer, the Company and Mr. Gates entered into an executive employment agreement pursuant to which Mr. Gates will receive a base annual salary of $215,000. In addition, Mr. Gates will be eligible for performance bonuses in accordance with the terms and conditions of the employment agreement. Mr. Gates did not receive any compensation from the Company in fiscal year 2022.

Equity Incentive Plan

In October 2016, our majority shareholders approved our Equity Incentive Plan, as amended (the “Plan”), to be administered by our compensation committee. Pursuant to the Plan, we are authorized to grant options and other equity awards to employees of the Company or any subsidiary, non-employee directors or key consultants to the Company, or a subsidiary, and any person who has been offered employment by the Company or a subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary (together, the “Eligible Persons”) The purchase price of each share of common stock purchasable under an award issued pursuant to the Plan, shall be determined by our compensation committee, in its sole discretion, at the time of grant, but shall not be less than 100% of the fair market of such share of common stock on the date the award is granted, subject to adjustment. Our compensation committee shall also have sole authority to set the terms of all awards at the time of grant.

Pursuant to the Plan, a maximum of 10,000,000 shares of our common stock shall be set aside and reserved for issuance. In addition, subject to adjustment as provided in the Plan, the share reserve will automatically increase on January 1 of each calendar year, for the period beginning on January 1, 2022 and ending on (and including) January 1, 2030 (each, an “Evergreen Date”) in an amount equal to five percent (5%) of the total number of shares of the Company’s common stock outstanding on December 31st immediately preceding the applicable Evergreen Date (the “Evergreen Increase”). Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of the Company’s common stock than would otherwise occur pursuant to the preceding sentence. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. Pursuant to these provisions, effective January 1, 2023 the number of shares of our common stock set aside for the Plan automatically increased to a total of approximately 11.3 million.

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Under the Plan, an Eligible Person may be granted options, stock appreciation rights, restricted stock, phantom stock, sale phantom stock, stock granted as a bonus, a performance award, other stock-based awards or an annual incentive award, together with any related right or interest.

The term of each award under the Plan shall be for such period as may be determined by the compensation committee, subject to the express limitations set forth in the Plan.

Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no shares of common stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding awards under the Plan.

Outstanding Equity Awards

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding outstanding equity awards granted or accrued as of June 30, 2023, for our named executive officers.

Outstanding Equity Awards
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Lyron Bentovim	32,508	-	$4.00	8/1/2028	-	-
	10,836	-	$4.00	9/1/2029	-	-
	28,896	-	$4.50	1/1/2030	-	-
	2,333	-	$4.50	5/1/2030	-	-
	1,167	-	$4.50	7/1/2030	-	-
	14,448	-	$4.50	1/1/2031	-	-
	-	121,000	$7.00	2/15/2033	-	-
	-	1,089,000	$7.00	2/15/2033	-	-

Maydan Rothblum	250,000	-	$2.50	6/20/2027	-	-
	25,008	-	$4.00	9/1/2028	-	-
	8,336	-	$4.00	9/1/2029	-	-
	22,224	-	$4.50	1/1/2030	-	-
	2,333	-	$4.50	5/1/2030	-	-
	1,167	-	$4.50	7/1/2030	-	-
	11,112	-	$4.50	1/1/2031	-	-
	-	77,000	$7.00	2/15/2033	-	-
	-	693,000	$7.00	2/15/2033	-	-

D.J. Smith	20,004	-	$4.00	9/1/2028	-	-
	6,668	-	$4.00	9/1/2029	-	-
	14,232	-	$4.50	1/1/2030	-	-
	1,333	-	$4.50	5/1/2030	-	-
	667	-	$4.50	7/1/2030	-	-
	889	-	$4.50	11/1/2030	-	-
	11,556	-	$4.50	1/1/2031	-	-
	4,500	-	$7.00	1/6/2033	-	-
	-	22,000	$7.00	2/15/2033	-	-
	-	198,000	$7.00	2/15/2033	-	-
	4,500	-	$7.00	4/1/2033	-	-

Jeff Meisner	-	120,000	$7.00	6/1/2033	-	-

Tyler Gates	4,608	-	$7.00	1/6/2033	-	-
	4,608	-	$7.00	4/1/2033	-	-

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SECTION 16(A) COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, officers, and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us, as of the date of this proxy, all Section 16(a) filings applicable to officers, directors, and greater than 10% stockholders were made.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock by any person known to us to be the beneficial owner of more than 5% of the outstanding common stock, by directors and certain executive officers, and by all of our directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days from the Record Date, including options and warrants that are currently exercisable or exercisable within 60 days from the Record Date.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The calculation of percentage of beneficial ownership is based on 16,619,905 shares of our common stock that were outstanding as of the Record Date .

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our common stock as of September 22, 2023 by (1) each of our current directors; (2) each of the executive officers; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock based upon Schedules 13G or 13D filed with the SEC; and (4) all of our directors and executive officers as a group. As of September 22, 2023, there were 14,734,190 shares of our common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of September 22, 2023 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all common stock shown as beneficially owned by them, subject to applicable community property laws.

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	Common Stock		Percentage of
	Beneficially		Common Stock
Name of Beneficial Owner	Owned		Owned

Directors and Officers:

Lyron L. Bentovim
President, Chief Executive Officer and Chairman of the Board	1,136,456	(1)	7.68%

Maydan Rothblum
Chief Operating Officer, Chief Financial
Officer, Secretary and Treasurer	806,630	(2)	5.37%

D.J. Smith
Chief Creative Officer and Director	1,066,897	(3)	7.23%

Jeff Meisner
Chief Revenue Officer and Director	232,902	(4)	1.58%

Tyler Gates
Chief Futurist Officer	116,359	(5)	0.79%

Sharon Rowlands
Director and Chair of Compensation Committee	229,179	(6)	1.54%

Jeff Enslin
Director and Chair of Audit Committee	450,825	(7)	2.99%

Lemuel Amen
Director	142,910	(8)	0.97%

Alexander Ruckdaeschel
Director	39,444	(9)	0.27%

Ian Charles
Director and Chair of Audit Committee	27,226	(10)	0.18%

All officers and directors (10 persons)	4,248,828		26.90%

Beneficial owners of more than 5%

VRTech Consulting LLC(11)	1,002,548		6.82%

Darklight Partners LLC(12)	1,001,945		6.82%

Kissa Capital LLC(13)	898,038		6.11%

(1) Includes: 1,046,268 shares of common stock, of which 1,001,945 shares are owned by Darklight Partners LLC (an entity owned and managed by Mr. Bentovim) and fully vested options to purchase 90,188 shares of common stock.

(2) Includes: 486,450 shares of common stock and fully vested options to purchase 320,180 shares of common stock. An additional 3,528 shares of common stock are held by Mr. Rothblum’s mother.

(3) Includes: 1,002,548 shares of common stock owned by VRTech Consulting LLC (an entity owned and managed by Mr. Smith) and fully vested options to purchase 64,349 shares of common stock.

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(4) Represents 232,902 shares of common stock

(5) Includes: 107,143 shares of common stock and fully vested options to purchase 9,216 shares of common stock.

(6) Includes: 83,163 shares of common stock, 139,349 fully vested options and 3,334 options that vest within 60 days

(7) Includes: 94,774 shares owned by Perimetre Capital, LLC (an entity owned and managed by Mr. Enslin), 349,384 fully vested option and 3,334 option that vest within 60 days

(8) Includes: 100,000 shares of common stock, 36,243 fully vested options and 3,334 options that vest within 60 days

(9) Includes: 5,000 shares of common stock, 27,777 fully vested options and 3,334 options that vest within 60 days

(10) Represents 20,559 fully vested options and 3,334 options that vest within 60 days

(11) VRTech Consulting LLC is an entity owned and managed by Mr. Smith, our Chief Creative Officer and Director.

(12) Darklight Partners LLC is an entity owned and managed by Mr. Bentovim, our President, Chief Executive Officer and Chairman.

(13) Kissa Capital LLC is an entity managed by Ariel Imas and having an address of 1775 York Avenue, New York, NY 10128.

Unless otherwise indicated, the business address of each of the individuals is c/o The Glimpse Group, Inc., 15 West 38 St., 12h Floor, New York, NY 10018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

None.

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of Glimpse or our Subsidiaries and has not received certain payments from, or engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to the Company and its management.

As a result, the Board has affirmatively determined that each of Ian Charles, Lemuel Amen, Alexander Ruckdaeschel and Jeff Enslin, are independent in accordance with the Nasdaq listing rules. The Board has also affirmatively determined that all members of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are independent directors.

No family relationships exist between any of our officers or directors.

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PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC has adopted final rules requiring most public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals, the frequency of holding say-on-pay vote. The Company presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the Company’s compensation for the named executive officers listed under “Executive Compensation” in this proxy statement and hold such say-on-pay vote every year, by voting for or against the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby approved.”

Pursuant to Rule 14a-21 of the Exchange Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors, creating or implying any change to the fiduciary duties of the Board of Directors or any additional fiduciary duty by the Board of Directors or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

Required Stockholder Vote and Recommendation of Our Board of Directors

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the shares present in person or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE RESOLUTION IN THE SAY-ON-PAY PROPOSAL

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While stockholder ratification of the Company’s independent registered public accountants is not required by our Certificate of Incorporation, Bylaws, or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for stockholders to ratify the Company’s selection of the independent registered public accountants. The Audit Committee has selected Hoberman to serve as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2024. Therefore, we are requesting that stockholders approve the proposal to ratify the appointment of Hoberman as our independent registered public accounting firm.

The Audit Committee values the input of our stockholders. In the event that stockholders do not approve this proposal, the Audit Committee may reconsider this appointment.

We have been advised by Hoberman that neither the firm nor any of its associates had any relationship during the last fiscal year with our Company other than the usual relationship that exists between independent registered public accountant firms and their clients. Representatives of Hoberman are not expected to attend the Meeting in person and therefore are not expected to be available to respond to any questions. As a result, representatives of Hoberman will not make a statement at the Meeting.

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The Board recommends that you vote “for” ratifying the appointment of HOBERMAN to serve as the Company’s independent registered public accounting firm for the FISCAL year endING June 30, 2024.

Fees Paid to the Independent Registered Public Accounting Firm

The following is a summary of the fees billed or expected to be billed to us for professional services rendered with respect to the fiscal years ended June 30, 2023 and 2022:

	For the Year Ended
	June 30,
	2023	2022
Audit fees	$158,000	$119,000
Audit fees in connection with acquisitions	-	127,000
Other fees	9,000	62,000
Total Fees	$167,000	$308,000

Audit fees represent fees for respective fiscal year audits, including the review of our quarterly financial statements. Audit fess in connection with acquisitions represent audits of the pre-acquisition financial statements of S5D and BLI. Other Fees are for the review of our S-1, Securities Registration Statement

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Board of Directors has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to our Company by our independent auditors. Under the policy, the Audit Committee has pre-approved the provision by our independent auditors of specific audit, audit related, tax and other non-audit services as being consistent with auditor independence. Requests or applications to provide services that require the specific pre-approval of Audit Committee must be submitted to the Audit committee by the independent auditors, and the independent auditors must advise the board of directors as to whether, in the independent auditor’s view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has considered the nature and amount of the fees billed by Hoberman & Lesser CPA’s LLP and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining the independence of Hoberman & Lesser CPA’s LLP.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management, our accounting and reporting principles, policies and practices, and our accounting, financial, and operating controls and staff. The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board’s (the “PCAOB”) Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year ended June 30, 2023 for filing with the SEC. The Audit Committee has also approved, subject to stockholders’ ratification, the appointment of Hoberman to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

The information contained in this proxy statement with respect to the Audit Committee’s report above and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

OTHER MATTERS

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

24

OTHER IMPORTANT INFORMATION

Deadline for Submission of Stockholder Proposals for 2024 Annual Meeting of Stockholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2024 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 15 West 38th St., 12th Fl, New York, NY 10018, no later than 6:00 p.m. of June 30, 2024.

If we are not notified of a stockholder proposal within a reasonable time prior to the time we send our proxy statement for our 2024 Annual Meeting of Stockholders, our Board will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a stockholder proposal was received by us, it is suggested that stockholder proposals be submitted by certified mail, return receipt requested, and be addressed to The Glimpse Group, Inc., 15 West 38th St., 12th Fl, New York, NY 10018. Notwithstanding, the foregoing shall not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any stockholder a right to have any nominee included in our proxy statement.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies. Broadridge, Inc has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by our directors, officers, and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail from record and beneficial holders of shares for the Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

Annual Report

The Annual Report is being sent with this proxy statement to each stockholder and is available at https://ir.theglimpsegroup.com/corpgov/ as well as on the SEC’s website at www.sec.gov.

Delivery of Proxy Materials to Households

Only one copy of this proxy statement is being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Meeting are being included for each account at the shared address. Registered stockholders who share an address and would like to receive a separate copy of this proxy statement, or have questions regarding the householding process, may contact Broadridge, Inc., by calling +1-800-579-1639, or by forwarding a written request addressed to Broadridge, Inc., P.O. Box 123456, Suite 500, 51 Mercedes Way, Edgewood, NY 11717 .

Promptly upon request, a separate copy of this proxy statement will be sent. By contacting Broadridge, Inc., registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements, and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders and proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks, and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our common stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank, or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact the Company’s CFO & COO, Maydan Rothblum, at (917) 292-2685 or via email maydan@theglimpsegroup.com or by mail at 15 West 38th St., 12th Fl, New York, NY 10018 or by telephone on (917) 292-2685.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Annual Report are available at https://ir.theglimpsegroup.com/corpgov/.

25

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

THE GLIMPSE GROUP, INC.
C/O CLEARTRUST, LLC, TRANSFER AGENT
16540 POINTE VILLAGE DR, STE 210,
LUTZ FL 33558

	INTERNET **Go To: www.cleartrustonline.com/vrar** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call 1-813-235-4490 • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	For more information, please visit cleartrustonline.com/vrar or contact inbox@cleartrusttransfer.com.

Control Number

The Glimpse Group, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of October 13, 2023

TIME: Friday, December 15, 2023 9:30 AM, Eastern Time

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints _______________ and _______________ (the "Named Proxies"), and each or any of them, as proxies for the undersigned, with full power of substitution and resubstitution, and authorizes them, and each of them, to vote all the shares of common stock of The Glimpse Group, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card or otherwise provide voting instructions by phone or on the internet as described above.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

The Glimpse Group, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, AND 3

	PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Re-elect seven directors to the Board of Directors (the "Board") of The Glimpse Group, Inc. (the "Company") to serve on a classified board until their respective class term has run and their successors are duly elected and qualified or until their earlier resignation or removal;					⬇
			FOR	AGAINST	ABSTAIN	
	1.01	Lyron Bentovim	☐	☐	☐	FOR
	1.02	Maydan Rothblum	☐	☐	☐	
	1.03	Jeff Meisner	☐	☐	☐	
	1.04	Ian Charles	☐	☐	☐	
	1.05	Jeff Enslin	☐	☐	☐	
	1.06	Lemuel Amen	☐	☐	☐	
	1.07	Alexander Ruckdaeschel	☐	☐	☐	
			FOR	AGAINST	ABSTAIN	
2.	To hold an advisory vote on executive compensation (the "Say-on-Pay Proposal");		☐	☐	☐	FOR
			FOR	AGAINST	ABSTAIN	
3.	Ratify the appointment of Hoberman & Lesser CPA's, LLP ("Hoberman") as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2024		☐	☐	☐	FOR
4.	To transact such other business as may properly come before the Annual Meeting.					

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date